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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3, No. 033-46171, Forms S-8, Nos. 333-68410, 333-61851,
333-09277, and 333-40532) of Codorus Valley Bancorp, Inc. of our report dated February 16, 2005, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

                                                    /s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 25, 2005

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